     As filed with the Securities and Exchange Commission on July 23, 1998
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                             RF MONOLITHICS, INC.
       ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                         -----------------------------
        Delaware                                          76-1688027
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         -----------------------------

                                4347 SIGMA ROAD
                              DALLAS, TEXAS 75244
                 ----------------------------------------------
                    (Address of principal executive offices)

                         -----------------------------

                           1997 EQUITY INCENTIVE PLAN
                        1994 EMPLOYEE STOCK PURCHASE PLAN
------------------------------------------------------------------------------
                           (Full title of the plans)

                                SAM L. DENSMORE
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                4347 SIGMA ROAD
                              DALLAS, TEXAS 75244
                                 (972) 233-2934
------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:

                           MATTHEW B. HEMINGTON, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                              PALO ALTO, CA  94306
                                 (650) 843-5000

                     --------------------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                      PROPOSED MAXIMUM           PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                           OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE
 BE REGISTERED                 AMOUNT TO BE                  (1)                        (1)              AMOUNT OF REGISTRATION
                                REGISTERED                                                                         FEE
 --------------------------------------------------------------------------------------------------------------------------------
Stock Options and
 Common Stock (par
 value $.001)                            500,000                     $11.25              $5,625,000.00                  $1,660.00
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing sales price of Registrant's Common Stock on July 21, 1998 as reported on the NASDAQ National Market System.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                    REGISTRATION STATEMENT ON FORM S-8 NOS.
                        33-83492; 333-1420 AND 333-23669

     The contents of Registration Statement on Form S-8 Nos. 33-83492; 333-1420 and 333-23699 filed with the Securities and Exchange Commission on August 30, 1994; February 14, 1996 and March 20, 1997, respectively, are incorporated by reference herein.

          In 1982, the Board adopted the Amended and Restated 1982 Stock Option Plan, as amended (the "1982 Plan"). In October 1997, the Board of Directors amended and restated the 1982 Plan as the 1997 Equity Incentive Plan to enhance the flexibility of the Board and the Compensation Committee in granting stock awards to the Company's employees, directors and consultants and to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.


                                    EXHIBITS

EXHIBIT
NUMBER
------

 5         Opinion of Cooley Godward LLP.

23.1       Consent of Deloitte & Touche LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24         Power of Attorney is contained on the signature pages.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 1998.

                              RF Monolithics, Inc.


                              By: /s/ Sam L. Densmore
                                  ------------------------------------
                                  Sam L. Densmore
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam L. Densmore and James P. Farley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                          TITLE                           DATE

              /s/ Sam L. Densmore                President, Chief Executive                    July 22, 1998
-----------------------------------------------  Officer and Director (Principal Executive
              (Sam L. Densmore)                  Officer)

             /s/ James P. Farley                 Vice President, Controller and Secretary      July 22, 1998
-----------------------------------------------  (Principal Financial and Accounting
              (James P. Farley)                  Officer)

                                                 Director
-----------------------------------------------
            (Michael R. Bernique)

                                                 Director
-----------------------------------------------
           (Cornelius C. Bond, Jr.)

            /s/ Dean C. Campbell                 Director                                      July 22, 1998
-----------------------------------------------
             (Dean C. Campbell)

           /s/ Matthew J. Desch                  Director                                      July 22, 1998
-----------------------------------------------
             (Matthew J. Desch)

        /s/ Francis J. Hughes, Jr.               Director                                      July 22, 1998
-----------------------------------------------
          (Francis J. Hughes, Jr.)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                             DESCRIPTION

 5        Opinion of Cooley Godward LLP
23.1      Consent of Deloitte & Touche LLP
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement
24        Power of Attorney is contained on the signature pages.